Exhibit 10.2

Parnell Pharmaceuticals Holdings Ltd
2014 Omnibus Incentive Plan

Award Agreement

You have been selected to be a Participant in the Parnell Pharmaceuticals Holdings Ltd 2014 Omnibus Incentive Plan (the “Plan”), as specified below:

Participant:

Date of Award:

Term:

Options Awarded:

Exercise Price:

Equity Restricted Share Units Awarded:

Bonus Restricted Share Units Awarded:

This document constitutes part of the prospectus covering securities that have been registered under the Securities Act of 1933.

THIS AWARD AGREEMENT (this “Agreement”), effective as of the Date of Award set forth above, represents an award of the options and units set forth above (the “Equity Award”) by Parnell Pharmaceuticals Holdings Ltd, an Australian company limited by shares (the “Company”), to the Participant named above, pursuant to the provisions of the Plan.

The Plan provides a complete description of the terms and conditions governing the Equity Award.  If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement.  All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein.  For purposes of this Agreement, the term “Parnell” shall mean the Company, its subsidiaries and affiliates.  In consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

1. Employment by the Company and Lapse of Restrictions.  The Equity Award granted hereunder is awarded in consideration of future services and on the condition that the Participant remains employed by Parnell from the Date of Award through (and including) the applicable vesting date (the “Lapse of Restrictions Date”) (this time period is referred to herein as the “Restriction Period”).  However, neither such condition regarding further employment nor the award of the Equity Award shall impose upon Parnell any obligation to retain the Participant in its employ for any given period or upon any specific terms of employment.  Except as may otherwise be provided in this Agreement and in the Plan, all restrictions pertaining to the Equity Award shall lapse and terminate on the Lapse of Restrictions Date.

2. Restricted Share Units.

(a) Evidence of Award of Restricted Share Units (“RSUs”).  As soon as practicable following the execution of this Agreement, the Company’s stock transfer agent or its designee shall credit the RSUs awarded under this Agreement (Equity and Bonus, as applicable) to the Participant’s RSU account, which RSUs shall be subject to the restrictions applicable thereto until such time as all conditions and/or restrictions applicable to such RUSs have been satisfied.

(b) Vesting of Equity RSUs. The Equity RSUs will vest over a ___________________________ period following the Date of Award, with _____________ percent vesting  _____________ (each, an “Equity RSU Vesting Date”).

(c) Vesting of Bonus RSUs.  The Bonus RSUs will vest over a ______________ period following the Date of Award, with ________ percent vesting on (the “Bonus RSU Vesting Date”) (any Bonus RSU Vesting Date or Equity RSU Vesting Date may be referred to generally as a “Vesting Date”).

(d) Form and Timing of Settlement of RSUs.  Within thirty (30) calendar days following the applicable Vesting Date (a “Payment Date”), the Company will deliver to the Participant Ordinary Shares in settlement of the vested RSUs, less applicable tax withholdings.  For withholding purposes, the value of each vested RSU will be equal to the fair market value of one ordinary share of the Company as of the applicable Vesting Date.

(e) Voting Rights and Dividends.  The Participant will not have voting rights or the right to receive Dividend Equivalents with respect to the RSUs.

(f) Termination of Employment for Other Reasons.  In the event that the Participant, prior to the Payment Date, terminates employment with Parnell for any reason, all RSUs awarded to the Participant under this Agreement shall be forfeited by the Participant; provided, however, that the Administrator, in its sole discretion, may waive such automatic forfeiture provision.  When the Administrator exercises its sole discretion regarding forfeiture, it may take into consideration any individual facts and circumstances that it deems relevant for purposes of achieving the desired objectives under the Plan.  Any determination regarding forfeiture under this Section 2(f) for a given Participant shall not dictate any required result for a different Participant in a similar or different situation.

3. Share Options.

(a) Award of Share Options (“Options”).  Subject to the terms and conditions of the Plan and this Agreement, the Participant is hereby granted an option to acquire up to the number of Share Options Awarded of the Ordinary Shares of the Company at the Exercise Price set forth above.  This award is not intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended.

(a) Vesting of Options.  The Options will vest as follows:
                                                ____________________________________________________________________________________________________________________

                                                ____________________________________________________________________________________________________________________

                                               ____________________________________________________________________________________________________________________

(b) Term.  The Options shall not be exercisable, either in whole or in part, on or after the tenth anniversary of the Date of Award (the “Expiration Date”).  Any Options not exercised by the Expiration Date shall automatically be cancelled on the Expiration Date.

(c) Exercise of Options.  Any vested Options may be exercised from time to time, in whole or in part, by written notice delivered to and received by the Administrator prior to the Expiration Date, so long as the Participant is in compliance with the Company’s insider trading policy and pre-clearance process.  This notice must:

(i) be signed by the Participant;

(ii) state the Participant’s election to exercise the Options;

(iii) specify the number of whole Ordinary Shares of the Company with respect to which the Options are being exercised;

(iv) be accompanied by a check payable to the Company, in the amount of the full Exercise Price for the number of Ordinary Shares acquired.  Alternatively, the Participant may pay all or a portion of the Exercise Price by authorizing the Administrator to sell a sufficient portion of the Ordinary Shares acquired upon the exercise of the Options and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and tax withholding resulting from such exercise.

As soon as practicable after the Company receives such notice and payment, and following receipt from the Participant of payment for any taxes which the Company is required by law to withhold by reason of such exercise, the Company will deliver to the Participant either a certificate or certificates for the Ordinary Shares so acquired or other evidence of the appropriate registration of such Ordinary Shares on the Company’s books and records.

                                        (c) Termination of Employment.  In the event that the Participant, prior to the Payment Date, terminates employment with Parnell for any reason, all Options not then vested and exercisable shall be immediately forfeited, except to the extent otherwise set forth in any employment agreement that may exist between Participant and Parnell; provided, however, that the Administrator, in its sole discretion, may waive such automatic forfeiture provision.  When the Administrator exercises its sole discretion regarding forfeiture, it may take into consideration any individual facts and circumstances that it deems relevant for purposes of achieving the desired objectives under the Plan.  Any determination regarding forfeiture under this Section 3(e) for a given Participant shall not dictate any required result for a different Participant in a similar or different situation.  Options that have vested prior to termination of the Participant’s employment shall remain exercisable following such termination, and may be exercised until the Expiration Date.

4. Nontransferability.  RSUs and Options awarded hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, except as otherwise determined by the Administrator and provided in this Agreement, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant or, during any period during which the Participant is under a legal disability, the Participant’s guardian or legal representative.

5. Adjustments in Authorized Shares.  The Administrator shall have the sole discretion to adjust the number of RSUs and Options awarded pursuant to this Agreement, in accordance with Section 10 of the Plan.

6. Tax Withholding.  Parnell shall have the power and the right to deduct or withhold, or require the Participant or beneficiary to remit Parnell, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Agreement.  For Awards payable in Ordinary Shares, Parnell’s power and right to withhold includes the right to withhold Ordinary Shares with a fair market value equivalent to the amount needed to satisfy the minimum statutory tax withholding requirements of Parnell in the appropriate taxing jurisdiction.

7. Beneficiary Designation.  The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Administrator during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Beneficiary Designation (name, address, and relationship):

______________________________________________

______________________________________________

______________________________________________

8. Administration.  This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Administrator may adopt for administration of the Plan.  It is expressly understood that the Administrator is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant.  Any inconsistency between the Agreement and the Plan shall be resolved in favor of the Plan.

                9. Continuation of Employment.  This Agreement is not an employment agreement, it shall not confer upon the Participant any right to continuation of employment by

                Parnell, nor shall this Agreement interfere in any way with Parnell’s right to terminate the Participant’s employment at any time, subject to employment laws in the appropriate jurisdiction.

               10. No Vested Right In Future Awards.  Participant acknowledges and agrees (by executing this Agreement) that the granting of Equity Awards under this Agreement are made on a fully discretionary basis by the Administrator and that this Agreement does not lead to a vested right to further Equity Awards in the future.  Further, the Equity Awards set forth in this Agreement constitute a non-recurrent benefit and the terms of this Agreement are only applicable to the Equity Awards distributed pursuant to this Agreement.

               11. Severability.  In the event that any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

               12. Termination; Modification.  The Administrator may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan shall adversely affect in any material way the Participant’s rights under this Agreement without the Participant’s written approval.

               13. Applicable Laws.  This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

               14. Binding Agreement.  All obligations of the Company under the Plan and this Agreement, with respect to the Equity Award granted hereunder, shall be binding (a) on the Company and on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company; and (b) on the Participant and his or her heirs and legal representatives.

               15. Governing Law; Jurisdiction; Venue.  To the extent not preempted by federal law or the laws of Australia (to the extent applicable), this Agreement is deemed to have been made and entered into in the State of Kansas and in all respects the rights and obligations of the parties will be governed by, and construed and enforced in accordance with, the laws of the State of Kansas without regard to the principles of conflict of laws.  Any and all lawsuits, legal actions or proceedings against either party arising out of this Award Agreement will be brought (a) if the Participant’s address is in Australia in the courts of New South Wales; and (b) otherwise, in Johnson County, Kansas, or federal court of competent jurisdiction sitting nearest to Overland Park, Kansas.  Each party hereby submits to and accepts the exclusive jurisdiction of such court for the purpose of such suit, legal action or proceeding.  Each party irrevocably waives any objection it may now have or hereinafter have to this choice of venue of any suit, legal action or proceeding in any such court and further waives any claim that any suit, legal action or proceeding brought in any such court has been brought in an inappropriate forum.

IN WITNESS WHEREOF, the parties have caused this Amended and Restated Award Agreement to be executed effective as of ______________________________.

Parnell Pharmaceuticals Holdings Ltd

By: ________________________________________
Name: ______________________________________
Title: _______________________________________

Participant